Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2013 FOURTH QUARTER AND FULL YEAR AND
PROVIDES INITIAL FISCAL 2014 GUIDANCE

Melville, New York – October 3, 2013 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2013.

Net sales for the fourth quarter and full year of fiscal 2013 were $84.4 million and $319.8 million, respectively, as compared to $112.8 million and $425.1 million for the same periods in fiscal 2012. The fourth quarter and full year decrease reflects lower net sales in all of the Company's operating segments, most notably its mobile data communications segment.

The Company reported GAAP diluted EPS of $0.28 and $0.97 for the fourth quarter and full fiscal year ended July 31, 2013, respectively, as compared to $0.38 and $1.42 for the comparative periods in fiscal 2012.

The Company also announced initial financial guidance for its July 31, 2014 fiscal year. The Company projects that sales for fiscal 2014 will be between $320.0 million and $340.0 million. GAAP diluted EPS is expected to be between $1.07 and $1.19. Adjusted EBITDA for fiscal 2014 is expected to be in the range of $53.0 million to $57.0 million.

In commenting on the Company's fiscal 2013 performance and fiscal 2014 business outlook, Fred Kornberg, President and Chief Executive Officer, stated, “Fiscal 2013 ended on a positive note. The fourth quarter was the highest quarter of bookings during the year and we ended the year with solid backlog. As we look to fiscal 2014, we have seen signs of stabilization in certain of our end-markets and believe that we will achieve modest sales and operating income growth. Most importantly, we believe we are well-positioned for further growth when global business conditions meaningfully improve.”

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Selected Fiscal 2013 Fourth Quarter and Full Year Financial Metrics and Other Items

•	Backlog as of July 31, 2013 was $189.7 million compared to $153.9 million as of July 31, 2012.

•
Total bookings for the three and twelve months ended July 31, 2013 were $144.0 million and $355.6 million, respectively, compared to $129.3 million and $434.0 million for the three and twelve months ended July 31, 2012, respectively.

•
Adjusted EBITDA was $14.0 million and $52.2 million for the three and twelve months ended July 31, 2013, respectively, as compared to $21.6 million and $76.2 million for the three and twelve months ended July 31, 2012, respectively. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company's effective income tax rate in the fourth quarter of fiscal 2013 was 36.1%, which includes a net discrete tax expense of less than $0.1 million. The Company's effective income tax rate of 35.2% for the twelve months ended July 31, 2013 reflects a net discrete tax benefit of $0.2 million. The Company's effective income tax rate, excluding discrete tax items in fiscal 2013, was 36.0% and this rate is expected to increase to approximately 36.5% in fiscal 2014.

•	At July 31, 2013, the Company had $356.6 million of cash and cash equivalents which does not reflect the quarterly dividend payment of $4.5 million that was paid on August 20, 2013.

•
During the three months ended July 31, 2013, the Company repurchased 104,149 shares of its common stock at an aggregate cost of approximately $2.7 million (including transaction costs). Since establishing the Company’s first repurchase program on September 23, 2010, the Company has repurchased a total of 12,397,564 shares of common stock for approximately $365.9 million (including transaction costs). The Company can make additional repurchases of up to $34.3 million pursuant to its existing $50.0 million stock repurchase program.

•
The Company's 3.0% convertible senior notes are reflected as a current liability in its consolidated balance sheet at July 31, 2013, as it is possible that the holders of the notes may require the Company to repurchase some or all of the outstanding notes on May 1, 2014.

•
In October 2013 (the first quarter of the Company's fiscal 2014) the Company sold certain of its Sensor Enabled Notification System ("SENS") technology and products, including certain intellectual property, to one of its customers for approximately $2.0 million.

•
Additional information about the Company’s updated fiscal 2014 guidance is included in the Company’s fourth quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, October 4, 2013. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1906 (domestic), or (785) 424-1825 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (800) 723-5782 or (402) 220-2663. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; the extent and length of the current U.S. government partial shutdown; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; frequent new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; risks associated with the Company's legal proceedings and other matters; risks associated with certain U.S. government investigations; risks associated with the Company's BFT-1 contracts and the post-award audit of its original BFT-1 contract; risks associated with the Company's obligations under its revolving credit facility; and other factors described in the Company's filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2013	2012	2013	2012

Net sales	$84,411,000	112,775,000	319,797,000	425,070,000
Cost of sales	49,051,000	63,640,000	178,967,000	241,561,000
Gross profit	35,360,000	49,135,000	140,830,000	183,509,000

Expenses:
Selling, general and administrative	15,648,000	23,357,000	63,265,000	87,106,000
Research and development	8,341,000	9,880,000	36,748,000	38,489,000
Amortization of intangibles	1,582,000	1,600,000	6,328,000	6,637,000
	25,571,000	34,837,000	106,341,000	132,232,000

Operating income	9,789,000	14,298,000	34,489,000	51,277,000

Other expenses (income):
Interest expense	2,013,000	2,311,000	8,163,000	8,832,000
Interest income and other	(289,000)	(295,000)	(1,167,000)	(1,595,000)

Income before provision for income taxes	8,065,000	12,282,000	27,493,000	44,040,000
Provision for income taxes	2,909,000	4,354,000	9,685,000	11,624,000

Net income	$5,156,000	7,928,000	17,808,000	32,416,000

Net income per share:
Basic	$0.31	0.45	1.05	1.62
Diluted	$0.28	0.38	0.97	1.42

Weighted average number of common shares outstanding – basic	16,434,000	17,756,000	16,963,000	19,995,000

Weighted average number of common and common equivalent shares outstanding – diluted	22,620,000	23,777,000	23,064,000	25,991,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.275	0.275	1.10	1.10

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Audited)

	July 31, 2013	July 31, 2012
Assets
Current assets:
Cash and cash equivalents	$356,642,000	367,894,000
Accounts receivable, net	49,915,000	56,242,000
Inventories, net	65,482,000	72,361,000
Prepaid expenses and other current assets	7,428,000	8,196,000
Deferred tax asset, net	10,184,000	12,183,000
Total current assets	489,651,000	516,876,000

Property, plant and equipment, net	20,333,000	22,832,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	32,505,000	38,833,000
Deferred tax asset, net, non-current	—	438,000
Deferred financing costs, net	1,093,000	2,487,000
Other assets, net	879,000	958,000
Total assets	$681,815,000	719,778,000

Liabilities and Stockholders’ Equity
Current liabilities:
Convertible senior notes, current	$200,000,000	—
Accounts payable	18,390,000	20,967,000
Accrued expenses and other current liabilities	29,892,000	40,870,000
Dividends payable	4,531,000	4,773,000
Customer advances and deposits	14,749,000	14,516,000
Interest payable	1,529,000	1,529,000
Total current liabilities	269,091,000	82,655,000

Convertible senior notes, non-current	—	200,000,000
Other liabilities	3,958,000	5,098,000
Income taxes payable	2,963,000	2,624,000
Deferred tax liability	1,741,000	—
Total liabilities	277,753,000	290,377,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 29,066,792 shares and 28,931,679 shares at July 31, 2013 and July 31, 2012, respectively	2,907,000	2,893,000
Additional paid-in capital	363,888,000	361,458,000
Retained earnings	403,398,000	404,227,000
	770,193,000	768,578,000
Less:
Treasury stock, at cost (12,608,501 shares and 11,564,059 shares at July 31, 2013 and July 31, 2012, respectively)	(366,131,000)	(339,177,000)
Total stockholders’ equity	404,062,000	429,401,000
Total liabilities and stockholders’ equity	$681,815,000	719,778,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2013	2012	2013	2012

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$5,156,000	7,928,000	17,808,000	32,416,000
Income taxes	2,909,000	4,354,000	9,685,000	11,624,000
Net interest expense and other	1,724,000	2,016,000	6,996,000	7,237,000
Amortization of stock-based compensation	885,000	854,000	3,130,000	3,572,000
Depreciation and other amortization	3,460,000	3,906,000	14,165,000	16,162,000
Restructuring charges related to the wind-down of microsatellite product line	(111,000)	2,577,000	458,000	2,577,000
Costs related to withdrawn fiscal 2011 contested proxy solicitation	—	—	—	2,638,000
Adjusted EBITDA	$14,023,000	21,635,000	52,242,000	76,226,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation, restructuring charges related to the wind-down of the microsatellite product line of the Company’s mobile data communications segment and costs related to a withdrawn fiscal 2011 contested proxy solicitation. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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